Exhibit 10.2

THIRD AMENDMENT TO STANDARD OFFICE LEASE

THIS THIRD AMENDMENT TO STANDARD OFFICE LEASE (this “Third Amendment”) is dated 11/29/2021 (the “Amendment Date”), and made by ALTURAS SIETE I, LLC, an Idaho limited liability company (“Landlord”), and CASTLE BIOSCIENCES, INC., a Delaware corporation (“Tenant”), and amends that certain Standard Office Lease dated October 5, 2015 (the “Original Lease”), as previously amended by that certain First Amendment to Lease dated December 4, 2018 (the “First Amendment”), and that certain Second Amendment to Standard Office Lease dated December 16, 2019 (the “Second Amendment”, and together the Original Lease, the First Amendment, and the Second Amendment are referred to collectively as the “Lease”), between Landlord and Tenant, for the lease of those certain premises that consist of approximately 11,916 rentable square feet known as Suites 125, 130 and 160 (the “Premises”) in the building located at 3737 North 7th Street, Phoenix, Arizona 85014, as follows:

1.EXTENSION OF TERM. The Term is extended by sixty-nine (69) months, such that the Expiration Date is April 30, 2033.

2.BASIC RENTAL. Basic Rental shall remain as set forth in the Lease through July 31, 2027. Commencing on August 1, 2027 and continuing thereafter, Basic Rental shall be as follows:

Period	Annual Basic Rental Per Rentable Square Foot	Monthly Basic Rental
8/1/27 - 2/29/28	$23.50	$23,335.50
3/1/28 - 2/28/29	$24.00	$23,832.00
3/1/29 - 2/28/30	$24.50	$24,328.50
3/1/30 - 2/28/31	$25.00	$24,825.00
3/1/31 - 2/29/32	$25.50	$25,321.50
3/1/32 - 2/28/33	$26.00	$25,818.00
3/1/33 - 4/30/33	$26.50	$26,314.50

Tenant also shall be responsible for and shall pay all applicable rental tax. All such amounts shall be paid concurrently with Monthly Basic Rental.

3.BASE YEAR. Commencing on January 1, 2022, the Base Year shall be 2022.

4.RENT ABATEMENT. Concurrent with this Third Amendment, Tenant and Alturas Siete II LLC, an Idaho limited liability company, are entering into that certain Second Amendment to Standard Office Lease with respect to that certain leased premises in the adjacent building located at 3707 North 7th Street, Phoenix, Arizona 85014, Suites 100B, 110, 305A, 307, 310, 320, and 330 (the “3707 2nd Amendment”). Provided Tenant is not in default under the Lease at such time, Basic Rental hereunder shall be abated for the first full calendar month following the Second Expansion Commencement Date, as defined in the 3707 2nd Amendment (the “Single Month Rent Abatement”). Landlord shall have the right, in its sole discretion, to provide to Tenant an allowance equal to the amount of the Single Month Rent Abatement, in the form of a check provided to Tenant on or before the first day of the month in which the Single Month Rent Abatement would have occurred.

5.REAL ESTATE BROKERAGE. Tenant represents that it has not had dealings with any real estate broker, finder or other person with respect to this Third Amendment, other than Cushman & Wakefield, who represents Landlord (the “Broker”), and that Tenant is not represented by a real estate broker, finder or other person with respect to this Third Amendment. Landlord shall pay the Broker a commission with respect to this Third Amendment pursuant to a separate agreement. If any other person shall assert a claim to a finder’s fee, brokerage commission or other compensation on account of alleged employment as a finder or broker or for performance of services as a finder or broker in connection with this transaction, the party under whom the finder or broker is claiming shall indemnify, defend, and hold harmless the other party for, from and against any and all obligations, debts, covenants, conditions, representations, costs, and liabilities and any and all demands, causes of action, and claims, of every type, kind, nature or character, direct or indirect, known or unknown, absolute or contingent, determined or speculative, at law, in equity or otherwise, including attorneys’ fees and litigation and court costs, in connection with such claim or any action or proceeding brought on such claim.

6.CONDITION OF PREMISES. Tenant is in possession of and has accepted the Premises. Tenant acknowledges that all work to be performed by Landlord in the Premises as required by the terms of the Lease has been satisfactorily completed and all allowances to be paid by Landlord as required by the terms of the Lease have been paid in full.

7.EXISTING CLAIMS. Tenant represents and warrants that there are no existing claims or causes of action against Landlord arising out of the Lease, either currently or that would exist with the giving of notice or with the passage of time, nor are there any existing defenses that Tenant has against the enforcement of the Lease by Landlord. Similarly, Landlord represents and warrants that there are no existing claims or causes of action against Tenant arising out of the Lease, either currently or that would exist with the giving of notice or with the passage of time, nor are there any existing defenses that Landlord has against the enforcement of the Lease by Tenant.

8.MISCELLANEOUS. Except as set forth in this Third Amendment, the Lease shall continue in full force and effect. This Third Amendment supersedes and replaces all previous terms in the Lease that may conflict with the terms in this Third Amendment. Capitalized terms used in this Third Amendment without definition will have the meaning stated in the Lease. This Third Amendment may be executed in counterparts. This Third Amendment may be executed via DocuSign, facsimile or scanned .pdf and emailed signatures. The warranties contained in this Third Amendment are made and given in addition to, and not in lieu of, any other warranties made in the Lease.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment on the Amendment Date.

LANDLORD:

ALTURAS SIETE I, LLC,
an Idaho limited liability company

	By:	Alturas Capital Partners, LLC,
a Delaware limited liability company
	Its:	Manager

	By:	/s/ Devin Morris
	Name:	Devin Morris
	Title	Chief Operating Officer

TENANT:

CASTLE BIOSCIENCES, INC.,
a Delaware corporation

By:	/s/ Derek Maetzold
Print Name:	Derek Maetzold
Title:	President and CEO
3